Exhibit 99.3

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS INCLUDED IN THE MATERIALS MAILED WITH THIS MASTER BALLOT.

INSIGHT HEALTH SERVICES HOLDINGS
CORP., et al.

Debtors.

26250 ENTERPRISE COURT
SUITE 100
Lake Forest, California 92630

Tax ID No. 04-3570028

MASTER BALLOT FOR VOTING SENIOR SUBORDINATED NOTES FOR
ACCEPTING OR REJECTING PREPACKAGED PLAN OF
REORGANIZATION OF INSIGHT HEALTH SERVICES HOLDINGS CORP., ET AL.,
TO BE FILED UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
(Class 5 — SENIOR SUBORDINATED NOTES)
9 7/8% Senior Subordinated Notes due 2011
CUSIP #45766QAE1

This master ballot (this “Master Ballot”) is to be used by you, as a broker, bank, or other nominee (or as their proxy holder or agent) (each of the foregoing, a “Nominee”), for beneficial owners (the “Beneficial Owners”) of 9 7/8% Senior Subordinated Notes due 2011 (the “Senior Subordinated Notes”) issued pursuant to that Indenture (as amended, modified or supplemented from time to time) dated as of October 30, 2001, among U.S. Bank Trust National Association (as successor to State Street Bank and Trust Company, N.A.) as trustee, and InSight Health Services Holdings Corp., et al., (the “Debtors”), to transmit the votes of such holders in respect of their Senior Subordinated Notes to accept or reject the chapter 11 plan of reorganization (the “Plan”) which is being proposed by the Debtors. The Plan is Exhibit B to the Prospectus and Solicitation Statement, dated March   , 2007 (the “Prospectus”), which accompanies this Master Ballot. You should review the Prospectus and all exhibits and attachments thereto before you transmit votes.

Holders of Senior Subordinated Notes claims are afforded the opportunity to vote on the Plan. The Plan can be confirmed by the bankruptcy court and thereby made binding upon you and the Beneficial Owners of Senior Subordinated Notes for which you are the Nominee if it is accepted by the holders of two-thirds in amount and more than one-half in number of claims in each class that actually vote on the Plan, and by the holders of two-thirds in amount of equity security interests in each class that actually vote on the Plan, and if it otherwise satisfies the requirements of section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained, the bankruptcy court may nonetheless confirm the Plan if it finds that the Plan provides fair and equitable treatment to, and does not discriminate unfairly against, the class or classes rejecting it, and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code.

You are required to deliver the enclosed Beneficial Owner ballots (each a “Beneficial Owner Ballot”) to each Beneficial Owner for whom you hold Senior Subordinated Notes, and take any action required to enable each such Beneficial Owner to timely vote its Senior Subordinated Notes to accept or reject the Plan. Please contact the solicitation and information agent, CapitalBridge, 111 River Street, 10th Floor, Hoboken, NJ 07030, Telephone: (877) 746-3583, Facsimile: (201) 499-3600, email: aaron.dougherty@cap-bridge.com, if you need additional Beneficial Owner Ballots. With regard to any Beneficial Owner Ballots returned to you, you must

(1) execute the Master Ballot so as to reflect the voting instructions given to you in such Beneficial Owner Ballots and (2) forward such Master Ballot to the solicitation and information agent. If you are both a Beneficial Owner of Senior Subordinated Notes and the registered or record holder of such Senior Subordinated Notes, but not the registered or record holder of Senior Subordinated Notes held by any other party, then you need only complete the Beneficial Owner Ballot, and not the Master Ballot, in order to vote your Senior Subordinated Notes. In such instance, you should send your Beneficial Owner Ballot directly to the solicitation and information agent. If you are both a Beneficial Owner of Senior Subordinated Notes and the registered or record holder of such Senior Subordinated Notes, and also the registered or record holder of Senior Subordinated Notes held by another party, then you need to complete the Beneficial Owner Ballot on behalf of yourself and the Master Ballot on behalf of yourself and the other parties for which you are the registered or record holder. In such instance, you should mail such Master Ballot along with the Beneficial Owner Ballots completed by you and the other parties for which you are a registered or record holder to the solicitation and information agent.

IMPORTANT

NO CHAPTER 11 CASE HAS BEEN COMMENCED AT THIS TIME. THE PROSPECTUS HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING “ADEQUATE INFORMATION” WITHIN THE MEANING OF SECTION 1125(A) OF THE BANKRUPTCY CODE. FOLLOWING THE COMMENCEMENT OF THEIR CHAPTER 11 CASES, THE DEBTORS EXPECT TO PROMPTLY SEEK AN ORDER OF THE BANKRUPTCY COURT (1) APPROVING THE SOLICITATION OF VOTES AS HAVING BEEN IN COMPLIANCE WITH SECTIONS 1126(B) AND 1125(G) OF THE BANKRUPTCY CODE; AND (2) CONFIRMING THE PLAN OF REORGANIZATION PURSUANT TO SECTION 1129 OF THE BANKRUPTCY CODE.

YOU SHOULD REVIEW THE ACCOMPANYING PROSPECTUS FOR THE PLAN BEFORE YOU COMPLETE THIS MASTER BALLOT.

PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS MASTER BALLOT. COMPLETE, SIGN, AND DATE THIS MASTER BALLOT, AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT IT IS RECEIVED BY THE SOLICITATION AND INFORMATION AGENT ON OR BEFORE 11:59 P.M. NEW YORK CITY TIME ON APRIL   , 2007 (THE “VOTING DEADLINE”). BALLOTS CAST BY FACSIMILE OR ELECTRONIC MAIL WILL NOT BE COUNTED. THIS MASTER BALLOT MUST BE SUBMITTED SO THAT IT IS RECEIVED BY THE VOTING DEADLINE. IF THIS MASTER BALLOT IS NOT RECEIVED BY THE SOLICITATION AND INFORMATION AGENT ON OR BEFORE THE VOTING DEADLINE, AND SUCH DEADLINE IS NOT EXTENDED, THE VOTES CONTAINED IN THIS MASTER BALLOT WILL NOT COUNT AS EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN.

DO NOT RETURN ANY SENIOR SUBORDINATED NOTES WITH THIS BALLOT. THIS MASTER BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY PURPOSE OTHER THAN TO CAST VOTES TO ACCEPT OR REJECT THE PLAN. SURRENDER OF SENIOR SUBORDINATED NOTES FOR EXCHANGE WILL BE ACCEPTED ONLY PURSUANT TO THE LETTER OF TRANSMITTAL AND CONSENT ACCOMPANYING THE PROSPECTUS.

[Master Ballot Code]

Item 1.	Certification of Authority to Vote. The undersigned certifies that as of the March 15, 2007 voting record date, the undersigned (please check the applicable box):

☐	Is a broker, bank, or other nominee for the Beneficial Owners of the aggregate unpaid principal amount of Senior Subordinated Notes listed in Item 2 below, and is the registered holder of such Senior Subordinated Notes, or

☐	Is acting under a power of attorney and/or agency (a copy of which will be provided upon request) granted by a broker, bank, or other nominee that is the registered holder of the aggregate principal amount of Senior Subordinated Notes listed in Item 2 below, or

☐	Has been granted a proxy (an original of which is attached hereto) from a broker, bank, or other nominee, or a Beneficial Owner, that is the registered holder of the aggregate principal amount of Senior Subordinated Notes listed in Item 2 below, and, accordingly, has full power and authority to vote to accept or reject the Plan on behalf of the Beneficial Owners of the Senior Subordinated Notes described in Item 2 below.

Item 2.	Class 5 Claims (Senior Subordinated Notes) Vote. The undersigned transmits the following votes of Beneficial Owners in respect of their Senior Subordinated Notes, and certifies that the following Beneficial Owners of Senior Subordinated Notes, as identified by their respective customer account numbers set forth below, are Beneficial Owners of such Senior Subordinated Notes as of the March 15, 2007 voting record date and have delivered to the undersigned, as Nominee, Beneficial Owner Ballots casting such votes. Indicate in the appropriate column the aggregate principal amount voted for each account, or attach such information to this Master Ballot in the form of the following table. Please note, each Beneficial Owner must vote all its Class 5 claims (Senior Subordinated Notes) either to accept or reject the Plan, and may not split such vote.

Your Customer Account Number	Principal Amount of Senior		Principal Amount of Senior
for Each Beneficial Owner of	Subordinated Notes Voted		Subordinated Notes Voted to
Senior Subordinated Notes	to ACCEPT the Plan		REJECT the Plan
1.	$	OR	$
2.	$	OR	$
3.	$	OR	$
4.	$	OR	$
5.	$	OR	$
6.	$	OR	$
7.	$	OR	$
8.	$	OR	$
9.	$	OR	$
10.	$	OR	$
TOTALS	$		$

Item 3.	Certification as to Transcription of Information From Item 3 as to Other Senior Subordinated Notes Voted by Beneficial Owners. The undersigned certifies that it has transcribed in the following table the information, if any, provided by Beneficial Owners in Item 3 of the Beneficial

Owner Ballots, identifying any other Senior Subordinated Notes for which such Beneficial Owners have submitted other Beneficial Owner Ballots:

Your Customer Account
Number for Each
Beneficial Owner Who
Completed Item 3 of the
Beneficial Owner Ballot	TRANSCRIBE FROM ITEM 3 OF BENEFICIAL OWNER BALLOTS:
Principal Amount of
		Name of	Senior Subordinated
	Account Number	Holder	Notes Voted
	(Transcribe from Item 3 of	(Transcribe from Item 3 of	(Transcribe from Item 3 of
	Beneficial Owner Ballots)	Beneficial Owner Ballots)	Beneficial Owner Ballots)
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.

Item 4.	Certification. By signing this Master Ballot, the undersigned certifies that (a) each Beneficial Owner of Senior Subordinated Notes listed in Item 2, above, has been provided with a copy of the Prospectus and the other applicable solicitation materials, and acknowledges that the solicitation of votes is subject to all the terms and conditions set forth in the Prospectus, (b) this Master Ballot is an accurate compilation of the information included in the completed and executed Ballots received from the Beneficial Owners, (c) it is the record holder (or holds a written proxy to vote on behalf of such record holder) of the Senior Subordinated Notes included in this Master Ballot and/or has full power and authority to vote on account of such Senior Subordinated Notes to accept or reject the Plan, (d) it has received a duly completed and executed Beneficial Owner Ballot except that if a holder of the Senior Subordinated Notes tenders its Senior Subordinated Notes to the exchange agent pursuant to the exchange offer described in the Prospectus (a “Tendering Noteholder”), but does not submit a Beneficial Owner Ballot or a completed Beneficial Owner Ballot, the certification in this subsection (c) shall not be required and the undersigned shall execute and/or complete such Beneficial Owner Ballot on behalf of such Tendering Noteholder to accept the Plan, including all certifications required therein, from each Beneficial Owner included in this Master Ballot, and (e) it will retain in its files for disclosure to the bankruptcy court, if ordered, all ballots submitted to it, as copies thereof, for not less than one year after the Voting Deadline.

Name of Broker, Bank, or Other Nominee:

(Print or Type)

Name of Proxy Holder or Agent for Broker,
Bank, or Other Nominee (if applicable):

(Print or Type)

Social Security or Federal Tax I.D. No.:
                                            (If Applicable)

Signature:

By:
(If Appropriate)

Title:
(If Appropriate)

Street Address:

City, State, Zip Code:

Telephone Number:

Date Completed:

No fees, commissions, or other remuneration will be payable to any broker, dealer, or other person for soliciting votes on the Plan.

THIS MASTER BALLOT MUST BE RECEIVED BY THE SOLICITATION AND INFORMATION AGENT, BEFORE 11:59 P.M. NEW YORK CITY TIME ON                        , 2007 OR THE VOTES TRANSMITTED HEREBY MAY NOT BE COUNTED.

INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT

HOW TO VOTE:

1. The Master Ballot is to be used by brokers, proxy intermediaries or other nominees of Beneficial Owners of Senior Subordinated Notes. The Master Ballot must summarize those votes cast by Beneficial Owners to accept or to reject the Plan.

2. You must provide all of the information requested by this Master Ballot. Failure to do so may result in the disqualification of the votes contained in this Master Ballot.

3. To have the Beneficial Owner votes count, you must complete, sign and return this Master Ballot to the address set forth in the enclosed pre-addressed postage-paid envelope provided. Unsigned Master Ballots will not be counted. The solicitation and information agent will not accept Master Ballots cast by facsimile or electronic transmission. The Voting Deadline is 11:59 p.m. New York City time on April   , 2007. This Master Ballot must be received by the solicitation and information agent, CapitalBridge, by the Voting Deadline.

4. If you are both a Beneficial Owner of Senior Subordinated Notes and the registered or record holder of such Senior Subordinated Notes, but not the registered or record holder of Senior Subordinated Notes held by any other party, then you need only complete the Beneficial Owner Ballot, and not the Master Ballot, in order to vote your Senior Subordinated Notes. In such instance, you should send your Beneficial Owner Ballot directly to the solicitation and information agent. If you are both a Beneficial Owner of Senior Subordinated Notes and the registered or record holder of such Senior Subordinated Notes, and also the registered or record holder of Senior Subordinated Notes held by another party, then you need to complete the Beneficial Owner Ballot on behalf of yourself and the Master Ballot on behalf of yourself and the other parties for which you are the registered or record holder. In such instance, you should mail such Master Ballot along with the Beneficial Owner Ballots completed by yourself and the other parties for which you are a registered or record holder to the solicitation and information agent.

5. If you are transmitting the votes of any Beneficial Owners of Senior Subordinated Notes other than for yourself, you may either:

a.	Complete and execute the Beneficial Owner Ballot (other than Items 2 and 3) and deliver to the Beneficial Owner such “prevalidated” Beneficial Owner Ballot, along with the Prospectus and other materials requested to be forwarded. The Beneficial Owner should complete Items 2 and 3 of the Beneficial Owner Ballot, execute the Beneficial Owner Ballot and return the completed Beneficial Owner Ballot to the solicitation and information agent so as to be received before the Voting Deadline;

OR

b.	For any Beneficial Owner Ballots you do not “prevalidate,” deliver the Beneficial Owner Ballot to the Beneficial Owner, along with the Prospectus and other materials requested to be forwarded, and take the necessary actions to enable such Beneficial Owner to (i) complete and execute such Beneficial Owner Ballot voting to accept or reject the Plan, and (ii) return the complete, executed Beneficial Owner Ballot to you in sufficient time to enable you to complete the Master Ballot and deliver it to the solicitation and information agent before the Voting Deadline.

OR

c.	For any Tendering Noteholder that does not submit a Beneficial Owner Ballot or submits an incomplete Beneficial Owner Ballot, you shall prepare or complete, as the case may be, and execute a Beneficial Owner Ballot to accept the Plan on behalf of such Tendering Noteholder.

6. With respect to all Beneficial Owner Ballots returned to you, you must properly complete the Master Ballot, as follows:

a.	Check the appropriate box in Item 1 on this Master Ballot.

b.	Indicate the votes to accept or reject the Plan in Item 2 of this Master Ballot, as transmitted to you by the Beneficial Owners of Senior Subordinated Notes. To identify such Beneficial Owners without disclosing their names, please use the customer account number assigned by you to each such Beneficial Owner, or if no such customer account number exists, please assign a number to each account (making sure to retain a separate list of each Beneficial Owner and the assigned number). Any Beneficial Owner Ballot or Master Ballot that is signed, dated and timely received, but does not indicate acceptance or rejection of the Plan, will not be counted for purposes of voting on the Plan. IMPORTANT: BENEFICIAL OWNERS MAY NOT SPLIT THEIR VOTES. EACH BENEFICIAL OWNER MUST VOTE ALL OF ITS SENIOR SUBORDINATED NOTES EITHER TO ACCEPT OR REJECT THE PLAN. IF ANY BENEFICIAL OWNER HAS ATTEMPTED TO SPLIT SUCH VOTE, PLEASE CONTACT THE SOLICITATION AND INFORMATION AGENT IMMEDIATELY.

c.	Please note that Item 3 of this Master Ballot requests that you transcribe the information provided by each Beneficial Owner from Item 3 of each completed Beneficial Owner Ballot relating to other Senior Subordinated Notes voted.

d.	Review the certification in Item 4 of the Master Ballot.

e.	Sign and date the Master Ballot, and provide the remaining information requested.

f.	If additional space is required to respond to any item on the Master Ballot, please use additional sheets of paper clearly marked to indicate the applicable Item of the Master Ballot to which you are responding.

g.	Contact the solicitation and information agent if you need any additional information.

h.	Return the completed, executed Master Ballot so that it is actually received by the solicitation and information agent on or before the Voting Deadline. For each completed, executed Beneficial Owner Ballot returned to you by a Beneficial Owner, either forward such Beneficial Owner Ballot (along with your Master Ballot) to the solicitation and information agent or retain such Beneficial Owner Ballot in your files for not less than one year after the Voting Deadline.

7. This Master Ballot shall not constitute and shall not be deemed to constitute (i) a proof of claim or (ii) an equity interest or an assertion of a claim or equity interest.

8. This Master Ballot is not a letter transmittal and may not be used for any purpose other than to vote to accept or reject the Plan. Accordingly, creditors should not surrender certificates or instruments representing or evidencing their claims, and neither the Debtors nor the solicitation and information agent will accept delivery of such certificates or instruments surrendered together with this Master Ballot. Surrender of Senior Subordinated Notes for exchange will be accepted only pursuant to the letter of transmittal and consent accompanying the Prospectus and the instructions set forth therein.

9. Multiple Master Ballots may be completed and delivered to the solicitation and information agent. Votes reflected by multiple Master Ballots will be counted except to the extent that the votes thereon are duplicative of other Master Ballots. If two or more Master Ballots are inconsistent, the latest Master Ballot(s) received prior to the Voting Deadline will, to the extent of such inconsistency, supersede and revoke any prior Master Ballot. If more than one Master Ballot is submitted and the later Master Ballot(s) supplements rather than supersedes earlier Master Ballot(s), please mark the subsequent Master Ballot(s) with the words “Additional Vote” or such other language as you customarily use to indicate an additional vote that is not meant to revoke an earlier vote.

10. Please note that each Beneficial Owner must vote all Senior Subordinated Notes either to accept or to reject the Plan. For purposes of computing the Master Ballot vote, each voting Beneficial Owner should be deemed to have voted the full amount of its holdings of Senior Subordinated Notes according to your records. A Beneficial Owner may not split its vote. A Beneficial Owner Ballot (or multiple individual ballots) received from a Beneficial Owner that neither indicates an acceptance or rejection of the Plan will be not be counted.

A Beneficial Owner Ballot (or multiple individual ballots) received from a Beneficial Owner that indicates both an acceptance and rejection of the Plan will be not be counted.

11. Any Beneficial Owner Ballot or Master Ballot that is executed, returned and indicates either an acceptance or rejection of the Plan but in which the information pertaining to the Senior Subordinated Notes being voted has been misstated or is not stated by the Beneficial Owner or Nominee will be deemed to constitute a vote of the total amount of the Senior Subordinated Notes held of record or held through a Nominee by the Beneficial Owner and which could validly have been voted.

12. No fees or commissions or other remuneration will be payable to any broker, dealer, or other person for soliciting votes on the Plan. We will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the Beneficial Owner Ballots and other enclosed materials to the Beneficial Owners of Senior Subordinated Notes held by you as a nominee or in a fiduciary capacity. We will also pay all transfer taxes, if any, applicable to the transfer and exchange of your Senior Subordinated Notes pursuant to and following confirmation of the Plan.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF THE DEBTORS OR THE SOLICITATION AND INFORMATION AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE PLAN EXCEPT FOR THE STATEMENTS CONTAINED IN THE ENCLOSED DOCUMENTS.

IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER BALLOT OR THE VOTING PROCEDURES OR IF YOU NEED ADDITIONAL COPIES OF THE MASTER BALLOT, BENEFICIAL OWNER BALLOT, PROSPECTUS OR OTHER RELATED MATERIALS PLEASE CALL THE DEBTORS’ SOLICITATION AND INFORMATION AGENT, CAPITALBRIDGE AT (877) 746-3583.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS INCLUDED IN THE MATERIALS MAILED WITH THIS BENEFICIAL OWNER BALLOT.

INSIGHT HEALTH SERVICES HOLDINGS CORP., et al.

Debtors.
26250 ENTERPRISE COURT
SUITE 100
Lake Forest, California 92630

Tax ID No. 04-3570028

BENEFICIAL OWNER BALLOT FOR VOTING SENIOR SUBORDINATED NOTES
TO ACCEPT OR REJECT PREPACKAGED PLAN OF REORGANIZATION OF
INSIGHT HEALTH SERVICES HOLDINGS CORP., ET AL., TO BE FILED UNDER
CHAPTER 11 OF THE BANKRUPTCY CODE
(Class 5 — SENIOR SUBORDINATED NOTES)
9 7/8% Senior Subordinated Notes due 2011
CUSIP #45766QAE1

If you are a beneficial owner of 9 7/8% Senior Subordinated Notes due 2011 (the “Senior Subordinated Notes”) issued pursuant to that Indenture (as amended, modified or supplemented from time to time) dated as of October 30, 2001, among U.S. Bank Trust National Association (as successor to State Street Bank and Trust Company, N.A.) as trustee, and InSight Health Services Holdings Corp., et al. (the “Debtors”), please use this beneficial owner ballot (this “Beneficial Owner Ballot”) to cast your vote to accept or reject the chapter 11 plan of reorganization (the “Plan”) which is being proposed by the Debtors. The Plan is Exhibit B to the Prospectus and Solicitation Statement, dated                   , 2007 (the “Prospectus”), which accompanies this Beneficial Owner Ballot. You should review the Prospectus and all exhibits and attachments thereto before you vote. You may wish to seek legal advice concerning the Plan and your classification and treatment under the Plan. Your claim has been placed in Class 5 under the Plan.

Holders of Senior Subordinated Notes claims are afforded the opportunity to vote on the Plan. The Plan can be confirmed by the bankruptcy court and thereby made binding upon you if it is accepted by the holders of two-thirds in amount and more than one-half in number of claims in each class that actually vote on the Plan, and by the holders of two-thirds in amount of equity security interests in each class that actually vote on the Plan, and if it otherwise satisfies the requirements of section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained, the bankruptcy court may nonetheless confirm the Plan if it finds that the Plan provides fair and equitable treatment to, and does not discriminate unfairly against, the class or classes rejecting it, and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code.

2

IMPORTANT

NO CHAPTER 11 CASE HAS BEEN COMMENCED AT THIS TIME. THE PROSPECTUS HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING “ADEQUATE INFORMATION” WITHIN THE MEANING OF SECTION 1125(A) OF THE BANKRUPTCY CODE. FOLLOWING THE COMMENCEMENT OF THEIR CHAPTER 11 CASES, THE DEBTORS EXPECT TO PROMPTLY SEEK AN ORDER OF THE BANKRUPTCY COURT (1) APPROVING THE SOLICITATION OF VOTES AS HAVING BEEN IN COMPLIANCE WITH SECTIONS 1126(B) AND 1125(G) OF THE BANKRUPTCY CODE; AND (2) CONFIRMING THE PLAN OF REORGANIZATION PURSUANT TO SECTION 1129 OF THE BANKRUPTCY CODE.

YOU SHOULD REVIEW THE ACCOMPANYING PROSPECTUS FOR THE PLAN BEFORE YOU VOTE.

PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS BENEFICIAL OWNER BALLOT. COMPLETE, SIGN, AND DATE THIS BENEFICIAL OWNER BALLOT, AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT IT IS RECEIVED BY THE SOLICITATION AND INFORMATION AGENT ON OR BEFORE 11:59 P.M. NEW YORK CITY TIME ON                        , 2007 (THE “VOTING DEADLINE”). BALLOTS CAST BY FACSIMILE OR ELECTRONIC MAIL WILL NOT BE COUNTED. YOUR VOTE OR THE MASTER BALLOT CAST ON YOUR BEHALF BY YOUR NOMINEE MUST BE SUBMITTED SO THAT IT IS RECEIVED BY THE VOTING DEADLINE. IF THE ENCLOSED ENVELOPE IS ADDRESSED TO YOUR NOMINEE, PLEASE MAIL YOUR BENEFICIAL OWNER BALLOT SUFFICIENTLY IN ADVANCE OF THE VOTING DEADLINE TO ENABLE YOUR NOMINEE TO PROCESS YOUR VOTE. IF THE BENEFICIAL OWNER BALLOTS AND MASTER BALLOTS CONTAINING YOUR VOTE ARE NOT RECEIVED BY THE SOLICITATION AND INFORMATION AGENT ON OR BEFORE THE VOTING DEADLINE, AND SUCH DEADLINE IS NOT EXTENDED, YOUR VOTE WILL NOT COUNT AS EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN.

PLEASE NOTE THAT IF A HOLDER OF THE SENIOR SUBORDINATED NOTES TENDERS ITS SENIOR SUBORDINATED NOTES TO THE EXCHANGE AGENT PURSUANT TO THE EXCHANGE OFFER DESCRIBED IN THE PROSPECTUS (A “TENDERING NOTEHOLDER”) BUT DOES NOT SUBMIT A COMPLETED BENEFICIAL OWNER BALLOT, THE LETTER OF TRANSMITTAL ACCOMPANYING THE TENDER REQUIRES SUCH TENDERING NOTEHOLDER’S NOMINEE TO COMPLETE A MASTER BALLOT ON BEHALF OF SUCH TENDERING NOTEHOLDER TO ACCEPT THE PLAN.

DO NOT RETURN ANY SENIOR SUBORDINATED NOTES WITH THIS BENEFICIAL OWNER BALLOT. THIS BENEFICIAL OWNER BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY PURPOSE OTHER THAN TO CAST VOTES TO ACCEPT OR REJECT THE PLAN. SURRENDER OF SENIOR SUBORDINATED NOTES FOR EXCHANGE MAY BE MADE ONLY BY YOU, YOUR BROKER, OR YOUR NOMINEE, AND WILL BE ACCEPTED ONLY PURSUANT TO THE LETTER OF TRANSMITTAL AND CONSENT ACCOMPANYING THE PROSPECTUS.

[Beneficial Owner Ballot Code]

2

Item 1.	Principal Amount of Senior Subordinated Notes Voted. The undersigned certifies that as of the March 15, 2007 voting record dates the undersigned was either the beneficial owner (the “Beneficial Owner”), or the nominee of the Beneficial Owner (the “Nominee”), of Senior Subordinated Notes in the following aggregate unpaid principal amount (insert amount in the box below). If your Senior Subordinated Notes are held by a Nominee on your behalf and you do not know the amount, please contact your Nominee immediately.

$

Item 2.	Vote. The Beneficial Owner of the Senior Subordinated Notes identified in Item 1 votes as follows (check one box only — if you do not check a box your vote will not be counted unless you are a Tendering Noteholder, in which case your Nominee is authorized to accept the Plan on your behalf).

☐ to Accept the Plan.☐ to Reject the Plan.

Item 3.	Identify All Other Senior Subordinated Notes Voted. By returning this Beneficial Owner Ballot, the Beneficial Owner of the Senior Subordinated Notes identified in Item 1 certifies that (a) this Beneficial Owner Ballot is the only Beneficial Owner Ballot submitted for the Senior Subordinated Notes owned by such Beneficial Owner, except for the Senior Subordinated Notes identified in the following table, and (b) all Beneficial Owner Ballots for Senior Subordinated Notes submitted by the Beneficial Owner indicate the same vote to accept or reject the Plan that the Beneficial Owner has indicated in Item 2 of this Beneficial Owner Ballot (please use additional sheets of paper if necessary):

Item 4.	Authorization. By returning this Beneficial Owner Ballot, the Beneficial Owner of the Senior Subordinated Notes identified in Item 1 above:

(a) authorizes and instructs its Nominee (i) to furnish the voting information and the amount of Senior Subordinated Notes that its Nominee holds on its behalf in a master ballot (a “Master Ballot”) transmitted to the Debtors or their agent (unless this is a prevalidated ballot forwarded directly to the solicitation and information agent in accordance with the Nominee’s instructions), (ii) to retain this Beneficial Owner Ballot and related information in its records for not less than one year after the Voting Deadline, and (iii) if a Tendering Noteholder, to sign and complete the Beneficial Owner Ballot on its behalf;

(b) certifies that it (i) has full power and authority to vote to accept or reject the Plan with respect to the Senior Subordinated Notes identified in Item 1, (ii) was the Beneficial Owner of the Senior Subordinated Notes described in Item 1 on March 15, 2007, and (iii) has received a copy of the Prospectus (including the exhibits thereto) and understands that the solicitation of votes for the Plan is subject to all the terms and conditions set forth in the Prospectus; and

(c) agrees to provide proof of its authority to vote this Beneficial Owner Ballot if required or requested by the Nominee, its agent, the solicitation and information agent, the Debtors, or the Bankruptcy Court. By signing this Beneficial Owner Ballot, the undersigned hereby certifies that it is the Beneficial Owner of the Senior Subordinated Notes to which this Beneficial Owner Ballot pertains.

Name:
(Print or Type)

Social Security or Federal Tax I.D. No.:
(Optional)

Signature:

By:
(If Appropriate)

Title:
(If Appropriate)

Street Address:

3

City, State, Zip Code:

Telephone Number: ( )

Date Completed:

No fees, commissions, or other remuneration will be payable to any broker, dealer, or other person for soliciting votes on the Plan.

YOUR VOTE MUST BE FORWARDED IN AMPLE TIME FOR YOUR VOTE TO BE RECEIVED BY THE SOLICITATION AND INFORMATION AGENT, BY 11:59 P.M. NEW YORK CITY TIME ON                    , 2007, OR YOUR VOTE WILL NOT BE COUNTED, UNLESS THE BENEFICIAL OWNER BALLOT IS SUBMITTED BY A TENDERING NOTEHOLDER, IN WHICH CASE SUCH TENDERING NOTEHOLDER’S NOMINEE IS AUTHORIZED TO VOTE TO ACCEPT THE PLAN ON BEHALF OF THE BENEFICIAL OWNER. IF THE ENCLOSED ENVELOPE IS ADDRESSED TO YOUR NOMINEE, MAKE SURE YOUR NOMINEE RECEIVES YOUR BENEFICIAL OWNER BALLOT IN TIME TO SUBMIT A MASTER BALLOT ON YOUR BEHALF BEFORE THE VOTING DEADLINE.

4

INSTRUCTIONS FOR COMPLETING THIS BENEFICIAL OWNER BALLOT

HOW TO VOTE:

1. You must provide all of the information requested by this Beneficial Owner Ballot. Failure to do so may result in the disqualification of your vote.

2. To have your vote count, you must complete, sign and return this Beneficial Owner Ballot to the address set forth in the enclosed pre-addressed postage-paid envelope provided. Unsigned Beneficial Owner Ballots will not be counted, unless the Beneficial Owner Ballot is submitted by a Tendering Noteholder, in which case such Tendering Noteholder’s Nominee is authorized to complete and sign the Beneficial Owner Ballot on its behalf. The solicitation and information agent will not accept Beneficial Owner Ballots cast by facsimile or electronic transmission. The Voting Deadline is 11:59 p.m. New York City time on April          , 2007. Your Beneficial Owner Ballot (if prevalidated) or the Master Ballot cast on your behalf must be received by the solicitation and information agent, CapitalBridge, by the Voting Deadline. If the enclosed envelope is addressed to your Nominee, make sure your Nominee receives your Beneficial Owner Ballot in sufficient time to submit it to the solicitation and information agent before the Voting Deadline.

3. To complete this Beneficial Owner Ballot properly, take the following steps:

a.	Make sure that the information required by Item 1 has been inserted. If you do not know the aggregate unpaid principal amount of the Senior Subordinated Notes that you hold, contact your Nominee.

b.	Cast your vote either to accept or to reject the Plan by checking the proper box in Item 2 for the Senior Subordinated Notes held by you.

c.	Provide the information required by Item 3, if applicable to you.

d.	Read Item 4 carefully.

e.	Sign and date your Beneficial Owner Ballot.

f.	If you believe that you have received the wrong ballot, please contact the solicitation and information agent, CapitalBridge at (877) 746-3583 immediately.

g.	If you are completing this Beneficial Owner Ballot on behalf of another person or entity, indicate your relationship with such person or entity and the capacity in which you are signing.

h.	Provide your name and mailing address (i) if different from the printed address that appears on this Beneficial Owner Ballot, or (ii) if no pre-printed address appears on this Beneficial Owner Ballot.

i.	Return your Beneficial Owner Ballot using the enclosed return envelope.

4. This Beneficial Owner Ballot shall not constitute and shall not be deemed to constitute (i) a proof of claim or (ii) an equity interest or an assertion of a claim or equity interest.

5. This Beneficial Owner Ballot is not a letter of transmittal and consent and may not be used for any purpose other than to vote to accept or reject the Plan. Accordingly, creditors should not surrender certificates or instruments representing or evidencing their claims, and neither the Debtors nor the solicitation and information agent will accept delivery of such certificates or instruments surrendered together with this Beneficial Owner Ballot. Surrender of the Senior Subordinated Notes for exchange may be made only by you, your broker, or your Nominee, and will be accepted only pursuant to the letter of transmittal and consent accompanying the Prospectus and the instructions set forth therein.

5

6. If multiple Beneficial Owner Ballots are received from an individual holder of Senior Subordinated Notes with respect to the same Senior Subordinated Notes prior to the Voting Deadline, the last Beneficial Owner Ballot timely received will supersede and revoke any earlier received Beneficial Owner Ballot.

7. Beneficial Owner Ballots that are signed and returned, but not expressly voted for acceptance or rejection of the Plan, will not be counted, unless the Beneficial Owner Ballot is submitted by a Tendering Noteholder, in which case such Tendering Noteholder’s Nominee is authorized to vote to accept the Plan on behalf of such Tendering Noteholder. If your Beneficial Owner Ballot is not received on or before the Voting Deadline, your vote will not count as either an acceptance or rejection of the Plan. Except as may be allowed by the bankruptcy court, a Beneficial Owner Ballot accepting or rejecting the Plan may not be revoked after the Voting Deadline.

8. Beneficial Owners may not split their vote on the Plan with respect to their Senior Subordinated Notes. If you are submitting a vote with respect to any Senior Subordinated Notes that you beneficially own, you must vote all of your Senior Subordinated Notes in the same way (i.e., all “accept” or all “reject”).

9. Any Beneficial Owner Ballot or Master Ballot that is executed, returned and indicates either an acceptance or rejection of the Plan but in which the information pertaining to the Senior Subordinated Notes being voted has been misstated or is not stated by the Beneficial Owner or Nominee will be deemed to constitute a vote of the total amount of the Senior Subordinated Notes held of record or held through a Nominee by the Beneficial Owner and which could validly have been voted.

10. An authorized signatory of an eligible Beneficial Owner may execute this Beneficial Owner Ballot, but must provide the name and address of the Beneficial Owner on this Beneficial Owner Ballot and may be required to submit evidence to the Bankruptcy Court demonstrating such signatory’s authorization to vote on behalf of the Beneficial Owner. Authorized signatories voting on behalf of more than one Beneficial Owner must complete a separate Beneficial Owner Ballot for each Beneficial Owner.

11. If you are both a Beneficial Owner of Senior Subordinated Notes and the registered or record holder of such Senior Subordinated Notes, and also the registered or record holder of Senior Subordinated Notes held by another party, then you need complete this Beneficial Owner Ballot on behalf of yourself and a Master Ballot on behalf of yourself and the other parties for which you are the registered or record holder. In such instance, you should mail such Master Ballot along with the Beneficial Owner Ballots completed by yourself and the other parties for which you are a registered or record holder to the solicitation and information agent.

12. You may receive multiple mailings containing Beneficial Owner Ballots, especially if you own your Senior Subordinated Notes through more than one Nominee. You should vote each Beneficial Owner Ballot that you receive for all of the Senior Subordinated Notes that you beneficially own.

IF YOU BELIEVE THAT YOU HAVE RECEIVED THE WRONG BALLOT OR IF YOU HAVE ANY QUESTIONS REGARDING THIS BENEFICIAL OWNER BALLOT YOU MAY CALL THE DEBTORS’ SOLICITATION AND INFORMATION AGENT, CAPITALBRIDGE AT (877) 746-3583.

6